UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2018

DDR Corp.

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On October 9, 2018, members of senior management of DDR Corp. (the “Company”) will make a presentation at the Company’s 2018 Investor Day (“Investor Day”) in New York, New York, which will include disclosure of its earnings guidance estimates for the three-month period ended September 30, 2018 and the three-month period ending December 31, 2018, as well as for the fiscal year ending December 31, 2019, as follows:

	3Q18E	4Q18E	FY2019E
Net (loss) income applicable to common shareholders per diluted share	($0.11) – ($0.08)	$0.03 – $0.07	$0.20 – $0.27
Operating FFO per diluted share	At least $0.30	At least $0.30	$1.15 – $1.20
RVI fee income			$24 – $26 million
Joint Venture fee income			$17 – $21 million
Interest income			$14 – $17 million
General & Administrative expenses			$70 million
Same Store NOI (SSNOI) – ex major redevelopment			1% – 2%

The growth in SSNOI for the year ending December 31, 2018 is still estimated to be at least 1.5%.

The presentation will also include the following five-year growth targets:

-	SSNOI: 2.75%

-	Operating FFO: 5%

-	Net Asset Value: 5%

Among other assumptions, these Operating FFO and Net Asset Value growth targets assume a pipeline of redevelopment projects of $350 million to $500 million in the aggregate over the five-year period which projects are expected to generate blended returns of approximately 8% upon stabilization.

The presentation will be available on the Company’s corporate website at www.ddr.com under the “Investors – Presentations” section. The information contained on or accessible through the Company’s website is not part of this Current Report on Form 8-K.

Reconciliations – Non-GAAP Measures

The following tables present the Reconciliation of Net (Loss) Income Attributable to Common Shareholders to FFO and Operating FFO Estimates for the respective periods:

3Q2018E Per Share – Diluted
Net (loss) attributable to common shareholders	($0.11) – ($0.08)
Depreciation and amortization of real estate	0.25
Equity in net loss of JVs	0.01 – 0
JVs’ FFO	0.03 – 0.04
Impairment of depreciable real estate	0.11

FFO (NAREIT) – at least	$0.29
Reserve of preferred equity interests	0.02
Hurricane-related activity, net	(0.01)
Disposition fees	(0.01)
Transaction and other costs	0.01

Operating FFO – at least	$0.30

4Q2018E Per Share –Diluted
Net income attributable to common shareholders	$0.03 – $0.07
Depreciation and amortization of real estate	0.24 – 0.25
Equity in net (income) of JVs	(0.01) – (0.03)
JVs’ FFO	0.03 – 0.04

FFO (NAREIT) and Operating FFO – at least	$0.30

FY2019E Per Share – Diluted
Net income attributable to common shareholders	$0.20 – $0.27
Depreciation and amortization of real estate	0.86 – 0.89
Equity in net (income) of JVs	(0.04) – (0.05)
JVs’ FFO	0.10 – 0.12

FFO (NAREIT) and Operating FFO	$1.15 – $1.20

Definitions – Non-GAAP Measures

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property and related investments, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by the National Association of Investment Trusts (“NAREIT”).

The Company believes that certain charges, income and gains recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include gains on the sale of and/or change in control of interests, gains/losses on the sale of non-depreciable real estate, impairments of non-depreciable real estate, investment reserves, gains/losses on the early extinguishment of debt, hurricane-related activity, certain transaction fee income, transaction costs and other restructuring type costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these items may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains are non-recurring. These adjustments could be reasonably expected to recur in future results of operations.

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, hurricane-related activity, certain transaction costs or certain fee income. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information on a same store basis or “SSNOI.” The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI also excludes activity associated with development and major redevelopment and includes assets owned in comparable periods (15 months for quarter comparisons). In addition, SSNOI excludes all non-property and corporate level revenue. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SSNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity.

Reconciliations of 2018 and 2019 SSNOI and five-year growth targets for SSNOI and Operating FFO to the most directly comparable GAAP financial measure are not provided because the Company is unable to provide such reconciliations without unreasonable effort.

Net Asset Value (NAV)

Overall, Net Asset Value (“NAV”) and growth in NAV is arrived at by calculating the estimated gross asset values for the Company’s real estate portfolio as well as investments and other significant assets and interests, and then deducting from such amounts the corresponding net carrying value of debt and third-party interests in the assets. Gross asset values for operating real estate properties are generally calculated using the direct capitalization method by dividing projected net operating income for a one-year period by an estimated capitalization rate for each property. A wide range of other methodologies is applied for assets that have unique characteristics, such as high vacancy rates, redevelopment components, or undeveloped land components. Where utilized, a capitalization rate is estimated for a property based, in part, on its geographic location and quality of tenants. Estimates of capitalization rates are based on information from recent property sale transactions as well as from publicly available information regarding third party property transactions. The use of NAV as a measure of value is subjective in that it involves estimates and assumptions and can be calculated using various methods. The Company’s methods of determining NAV may differ from the methods used by other companies.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be set forth by specific reference in such filing.

Safe Harbor

The Company considers portions of the information contained in this Current Report on Form 8-K to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods and for historical periods for which financial statements have not yet been issued. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as supply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions; the impact of the recent spin-off of Retail Value Inc. or the portfolio transition or any change in strategy; the success of our deleveraging strategy; our ability to maintain REIT status; and the finalization of the financial statements for the period ended September 30, 2018. With respect to five-year growth targets for SSNOI, Operating FFO and NAV contained in this Current Report on Form 8-K, such metrics are goals, not projections, and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary and those variations may be material. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ Christa A. Vesy
Name:	Christa A. Vesy
Title:	Executive Vice President and Chief Accounting Officer

Date:     October 9, 2018